Exhibit 8

OPINION OF PITNEY HARDIN
AS TO TAX CONSEQUENCES

PITNEY HARDIN LLP (MAIL TO) P.O. BOX 1945 MORRISTOWN, NEW JERSEY 07962-1945 (DELIVERY TO) 200 CAMPUS DRIVE FLORHAM PARK, NEW JERSEY 07932-0950 (973) 966-6300 FACSIMILE (973) 966-1015	NEW YORK, NEW YORK (212) 297-5800 FACSIMILE (212) 916-2940 BRUSSELS, BELGIUM 32-02-514-54-19 FACSIMILE 32-02-514-16-59

February 22, 2005

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Re:	Merger of Shrewsbury Bancorp with and into Valley National Bancorp

We have represented Valley National Bancorp, a New Jersey corporation which is a registered bank holding company (“Valley”), and Valley National Bank, a national banking association (“VNB”), in connection with the merger of Shrewsbury Bancorp (“Shrewsbury”), a New Jersey corporation and registered bank holding company, with and into Valley (the "Merger"). The Merger shall be effected pursuant to the provisions of an Agreement and Plan of Merger dated as of December 2, 2004, by and among Valley, VNB, Shrewsbury, and Shrewsbury State Bank, a New Jersey state-chartered commercial bank (“SSB”) (the “Merger Agreement”).

We understand that this opinion will appear as Exhibit 8 to the Registration Statement on Form S-4 filed by Valley with the Securities and Exchange Commission (the “SEC”) on February 9, 2005, as amended by Amendment No. 1 to Form S-4 filed with the SEC on the date hereof (collectively, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed Merger pursuant to the Merger Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement or the Registration Statement.

In rendering our opinion, we have relied on certificates which you and Shrewsbury have delivered to us in which you and Shrewsbury have made factual representations in regard to the Merger and on which you and Shrewsbury have authorized us to rely in expressing the within opinions. We have examined those certificates, the Merger Agreement, and copies of ancillary agreements, certificates, instruments and documents pertaining to the Merger delivered by the parties thereto. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us. As to any

PITNEY HARDIN LLP

Valley National Bancorp

February 22, 2005

facts material to our opinions expressed herein, we have relied on representations of the parties to the Merger without undertaking to verify the same by independent investigation. Our opinions are based on our analysis of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, and relevant interpretative authorities as in effect on the date hereof.

Based upon the foregoing, the statements set forth in the Registration Statement under the heading “Federal Income Tax Consequences,” insofar as they discuss matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, constitute our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

This letter is issued as of the date hereof and is necessarily limited to laws, regulations, rulings and judicial decisions now in effect and facts and circumstances currently brought to our attention. We are under no obligation to advise you or anyone else as to any changes in such laws, regulations, rulings and judicial decisions or of any facts or circumstances that occur or come to our attention after the date hereof.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Pitney Hardin LLP

PITNEY HARDIN LLP